                                                                     EXHIBIT 2.2

                                                      [COMPOSITE CONFORMED COPY]

================================================================================

                        PREMIER FARNELL CORP., AS ISSUER

                        PREMIER FARNELL PLC, AS GUARANTOR

                                  $155,000,000
                7.34% Guaranteed Senior Notes, Series A, due 2003

                                  $155,000,000
                7.51% Guaranteed Senior Notes, Series B, due 2006

                               -------------------
                             NOTE PURCHASE AGREEMENT

                              --------------------

                            Dated as of June 17, 1996

================================================================================

[Exhibits 4.4(a) through 4.4(e) to the Note Purchase Agreement are photocopies of the legal opinions as delivered at the Closing.]

                                TABLE OF CONTENTS

Section                                                                                                                  Page
-------                                                                                                                  ----
1. AUTHORIZATION OF NOTES, GUARANTEES, ETC.....................................................................            1
               1.1. The Notes..................................................................................            1
               1.2. The Guarantees.............................................................................            1

2. SALE AND PURCHASE OF NOTES..................................................................................            2

3. CLOSING.....................................................................................................            2

4. CONDITIONS TO CLOSING.......................................................................................            3
               4.1. Representations and Warranties.............................................................            3
               4.2. Performance; No Default....................................................................            3
               4.3. Compliance Certificates....................................................................            3
               4.4. Opinions of Counsel........................................................................            3
               4.5. Subsidiary Guarantees......................................................................            4
               4.6. Purchase Permitted by Applicable Law, etc..................................................            4
               4.7. Sale of Other Notes........................................................................            4
               4.8. Payment of Special Counsel Fees............................................................            4
               4.9. Private Placement Numbers..................................................................            4
               4.10. Changes in Corporate Structure............................................................            4
               4.11. Proceedings and Documents.................................................................            4

5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE PARENT................................................            5
               5.1. Organization; Power and Authority..........................................................            5
               5.2. Authorization, etc.........................................................................            5
               5.3. Disclosure.................................................................................            5
               5.4. Organization and Ownership of Shares of Subsidiaries.......................................            6
               5.5. Financial Statements.......................................................................            6
               5.6. Compliance with Laws, Other Instruments, etc...............................................            7
               5.7. Governmental Authorizations, etc...........................................................            7
               5.8. Litigation; Observance of Statutes and Orders..............................................            7
               5.9. Taxes......................................................................................            7
               5.10. Title to Property; Leases.................................................................            8
               5.11. Licenses, Permits, etc....................................................................            8
               5.12. Compliance with ERISA and Similar Laws....................................................            8
               5.13. Private Offering by the Company...........................................................            9
               5.14. Use of Proceeds; Margin Regulations.......................................................            9
               5.15. Existing Indebtedness.....................................................................           10
               5.16. Foreign Assets Control Regulations, etc...................................................           10
               5.17. Status under Certain Statutes.............................................................           10
               5.18. Environmental Matters.....................................................................           10
               5.19. Priority of Obligations...................................................................           11

6. REPRESENTATIONS OF THE PURCHASER............................................................................           11
               6.1. Purchase for Investment....................................................................           11
               6.2. Source of Funds............................................................................           11

7. INFORMATION AS TO COMPANY...................................................................................           13
               7.1. Financial and Business Information.........................................................           13
               7.2. Officer's Certificate......................................................................           15
               7.3. Inspection.................................................................................           15

8. PREPAYMENT OF THE NOTES.....................................................................................           16
               8.1. Optional Prepayments with Make-Whole Amount................................................           16
               8.2. Notice of Prepayments......................................................................           16
               8.3. Allocation of Partial Prepayments..........................................................           17
               8.4. Maturity; Surrender, etc...................................................................           17
               8.5. Purchase of Notes..........................................................................           17
               8.6. Make-Whole Amount..........................................................................           17

9. AFFIRMATIVE COVENANTS.......................................................................................           19
               9.1. Compliance with Law........................................................................           19
               9.2. Insurance..................................................................................           19
               9.3. Maintenance of Properties..................................................................           19
               9.4. Payment of Taxes...........................................................................           19
               9.5. Corporate Existence, etc...................................................................           20
               9.6. Environmental Matters......................................................................           20
               9.7. ERISA Compliance...........................................................................           20
               9.8. Additional Subsidiary Guarantees; Release of Subsidiary Guarantees, etc....................           20

10. NEGATIVE COVENANTS.........................................................................................           21
               10.1. Liens.....................................................................................           21
               10.2. Sale and Leaseback Transactions...........................................................           23
               10.3. Maintenance of Certain Financial Conditions...............................................           23
               10.4. Asset Sales...............................................................................           24
               10.5. Merger, Consolidation, Sale of Assets, etc................................................           24
               10.6. Transactions with Affiliates..............................................................           25

11. PARENT GUARANTEE...........................................................................................           25
               11.1. Guarantee.................................................................................           25
               11.2. Character of Obligations of the Parent....................................................           27
               11.3. Amendments, etc...........................................................................           28
               11.4. Subrogation...............................................................................           28
               11.5. No Waiver.................................................................................           29
               11.6. Gross-up..................................................................................           29

12. EVENTS OF DEFAULT..........................................................................................           30

13. REMEDIES ON DEFAULT, ETC...................................................................................           32

                                      -ii

               13.1. Acceleration..............................................................................           32
               13.2. Other Remedies............................................................................           33
               13.3. Rescission................................................................................           33
               13.4. No Waivers or Election of Remedies, etc...................................................           33

14. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES..............................................................           34
               14.1. Registration of Notes.....................................................................           34
               14.2. Transfer and Exchange of Notes............................................................           34
               14.3. Replacement of Notes......................................................................           35

15. PAYMENTS ON NOTES..........................................................................................           35
               15.1. Place of Payment..........................................................................           35
               15.2. Home Office Payment.......................................................................           35

16. EXPENSES, ETC..............................................................................................           36
               16.1. Transaction Expenses......................................................................           36
               16.2. Survival..................................................................................           37

17. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT...............................................           37

18. AMENDMENT AND WAIVER.......................................................................................           37
               18.1. Requirements..............................................................................           37
               18.2. Solicitation of Holders of Notes..........................................................           38
               18.3. Binding Effect, etc.......................................................................           38
               18.4. Notes Held by the Company or the Parent, etc..............................................           38

19. NOTICES....................................................................................................           39

20. REPRODUCTION OF DOCUMENTS..................................................................................           39

21. CONFIDENTIAL INFORMATION...................................................................................           40

22. SUBSTITUTION OF PURCHASER..................................................................................           41

23. MISCELLANEOUS..............................................................................................           41
               23.1. Successors and Assigns....................................................................           41
               23.2. Payments Due on Non-Business Days.........................................................           41
               23.3. Severability..............................................................................           41
               23.4. Construction..............................................................................           42
               23.5. Counterparts..............................................................................           42
               23.6. Governing Law.............................................................................           42
               23.7. Consent to Jurisdiction; Service of Process; Judgment Currency; Waiver of Jury Trial......           42


SCHEDULE A      --    INFORMATION RELATING TO PURCHASERS

SCHEDULE B      --    DEFINED TERMS

SCHEDULE 4.10   --    Changes in Corporate Structure

SCHEDULE 5.3    --    Disclosure Materials

SCHEDULE 5.4    --    Subsidiaries of the Parent and Ownership of Subsidiary Stock

SCHEDULE 5.5    --    Financial Statements

SCHEDULE 5.15   --    Indebtedness and Liens

EXHIBIT l.1(a)  --    Form of 7.34% Guaranteed Senior Note, Series A, due 2003

EXHIBIT l.1(b)  --    Form of 7.51% Guaranteed Senior Note, Series B, due 2006

EXHIBIT 1.2     --    Form of Subsidiary Guarantee

EXHIBIT 4.4(a)  --    Form of Opinion of Legal Director of the Parent

EXHIBIT 4.4(b)  --    Form of Opinion of English Counsel to the Company and
                      the Parent

EXHIBIT 4.4(c)  --    Form of Opinion of General Counsel of the Company

EXHIBIT 4.4(d)  --    Form of Opinion of Special United States Counsel to the
                      Company and the Parent

EXHIBIT 4.4(e)  --    Form of Opinion of Special Counsel to the Purchasers

                              PREMIER FARNELL CORP.
                               PREMIER FARNELL PLC

                7.34% Guaranteed Senior Notes, Series A, due 2003

                7.51% Guaranteed Senior Notes, Series B, due 2006

                                                             As of June 17, 1996

TO EACH OF THE PURCHASERS
   LISTED IN THE ATTACHED
   SCHEDULE A:

Ladies and Gentlemen:

            Premier Farnell Corp., a Delaware corporation (the "COMPANY"), and Premier Farnell PLC, a public limited company organized under the laws of England and Wales (the "PARENT"), jointly and severally agree with you as follows:

1.    AUTHORIZATION OF NOTES, GUARANTEES, ETC.

1.1.  THE NOTES.

            The Company will authorize the issue and sale of $155,000,000 aggregate principal amount of its 7.34% Guaranteed Senior Notes, Series A, due 2003 (the "SERIES A NOTES") and $155,000,000 aggregate principal amount of its 7.51% Guaranteed Senior Notes, Series B, due 2006 (the "SERIES B NOTES", and together with the Series A Notes, the "NOTES"). As used herein the term "NOTES" includes all notes (irrespective of series, unless otherwise specified) originally delivered on the date of the Closing pursuant to this Agreement and the Other Agreements (as hereinafter defined) and all notes issued in substitution therefor pursuant to Section 14 of this Agreement or the Other Agreements. The Series A Notes shall be substantially in the form set out in
Exhibit 1.1(a) and the Series B Notes shall be substantially in the form set out in Exhibit 1.1(b), in each case duly completed. Certain capitalized and other terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

1.2.  THE GUARANTEES.

            (a) The Notes and the obligations of the Company hereunder and under the Other Agreements will be unconditionally guaranteed by the Parent, which holds beneficially and of record all of the issued and outstanding capital stock of the Company, pursuant to a parent guarantee contained in Section 11 of this Agreement and the Other Agreements (the "PARENT GUARANTEE").

            (b) The obligations of the Company hereunder, under the Other Agreements and under the Notes will be unconditionally guaranteed by each Subsidiary identified as a guarantor in Schedule 5.4 (individually a "SUBSIDIARY GUARANTOR" and collectively the "SUBSIDIARY GUARANTORS", which term shall include after the date of the Closing all additional guarantors from time to time executing and delivering Subsidiary Guarantees (as defined below) pursuant to Section 9.8), pursuant to subsidiary guarantees substantially in the form of
Exhibit 1.2 (individually a "SUBSIDIARY GUARANTEE" and collectively the "SUBSIDIARY GUARANTEES").

2.    SALE AND PURCHASE OF NOTES.

            Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and you will purchase from the Company, at the Closing provided for in Section 3, Notes of the series and in the principal amount or amounts specified opposite your name in Schedule A at the purchase price of 100% of the principal amount thereof. Contemporaneously with entering into this Agreement, the Company and the Parent are entering into separate Note Purchase Agreements (the "OTHER AGREEMENTS") identical with this Agreement with each of the other purchasers named in Schedule A (the "OTHER PURCHASERS"), providing for the sale at such Closing to each of the Other Purchasers of Notes of the series and in the principal amount or amounts specified opposite its name in Schedule A. Your obligation hereunder and the obligations of the Other Purchasers under the Other Agreements are several and not joint obligations and you shall have no obligation under any Other Agreement and no liability to any Person for the performance or non-performance by any Other Purchaser thereunder.

3.    CLOSING.

            The sale and purchase of the Notes to be purchased by you and the Other Purchasers shall occur at the offices of Willkie Farr & Gallagher, One Citicorp Center, 153 East 53rd Street, New York, New York 10022 at 10:00 a.m., New York time, at a closing (the "CLOSING") on June 17, 1996 or on such other Business Day thereafter on or prior to June 30, 1996 as may be agreed upon by the Company and you and the Other Purchasers. At the Closing the Company will deliver to you the Notes to be purchased by you in the form of a single Note of each series (or such greater number of Notes in denominations of at least $500,000 as you may request) dated the date of the Closing and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 00259101 at National Westminster Bank plc, 175 Water Street, New York, New York 10038, ABA number 026002749. If at the Closing the Company shall fail to tender such Notes to you as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

4.    CONDITIONS TO CLOSING.

            Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

4.1.  REPRESENTATIONS AND WARRANTIES.

            The representations and warranties of the Company and the Parent in this Agreement shall be correct when made and at the time of the Closing.

4.2.  PERFORMANCE; NO DEFAULT.

            Each of the Company and the Parent shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14) no Default or Event of Default shall have occurred and be continuing.

4.3.  COMPLIANCE CERTIFICATES.

            (a) Officer's Certificates. Each of the Company and the Parent shall have delivered to you an Officer's Certificate, dated the date of the Closing, certifying that the conditions relating to such party specified in Sections 4.1, 4.2 and 4.10 have been fulfilled.

            (b) Secretary's Certificates. The Company, the Parent and each Subsidiary Guarantor shall have delivered to you a certificate of its Secretary or Assistant Secretary, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes, the Agreements and the respective Subsidiary Guarantees, as applicable.

4.4.  OPINIONS OF COUNSEL.

            You shall have received opinions, dated the date of the Closing (a) from Kenneth Mullen, Legal Director of the Parent, substantially in the form set forth in Exhibit 4.4(a), (b) from Allen & Overy, English legal advisers to the Company and the Parent, substantially in the form set forth in Exhibit 4.4(b),
(c) from Deidra D. Gold, Vice President and General Counsel of the Company, substantially in the form set forth in Exhibit 4.4(c), (d) from Davis Polk & Wardwell, special United States counsel to the Company and the Parent in connection with the transactions contemplated hereby, substantially in the form set forth in Exhibit 4.4(d), and (e) from Willkie Farr & Gallagher, your special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(e). Each such opinion shall cover such other matters incident to such transactions as you may reasonably request.

4.5.  SUBSIDIARY GUARANTEES.

            Separate Subsidiary Guarantees, each dated as of a date on or before the date of the Closing, shall have been executed and delivered by each Subsidiary Guarantor in the form hereinabove recited and shall be in full force and effort.

4.6.  PURCHASE PERMITTED BY APPLICABLE LAW, ETC.

            On the date of the Closing your purchase of Notes shall (i) be permitted by the laws and regulations of each jurisdiction to which you are subject, (ii) not violate any applicable law or regulation (including, without limitation, Regulation G, T or X of the Board of Governors of the Federal Reserve System) and (iii) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you, you shall have received an Officer's Certificate of the Company or the Parent certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

4.7.  SALE OF OTHER NOTES.

            Contemporaneously with the Closing the Company shall sell to the Other Purchasers and the Other Purchasers shall purchase the Notes to be purchased by them at the Closing as specified in Schedule A.

4.8.  PAYMENT OF SPECIAL COUNSEL FEES.

            Without limiting the provisions of Section 16.1, the Company shall have paid on or before the Closing the fees, charges and disbursements of your special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

4.9.  PRIVATE PLACEMENT NUMBERS.

            A Private Placement Number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes of each series.

4.10. CHANGES IN CORPORATE STRUCTURE.

            Except as set forth in Schedule 4.10, neither the Company nor the Parent shall have changed its jurisdiction of incorporation or been a party to any merger or consolidation or shall have succeeded to all or any substantial part of the liabilities of any other entity, at any time following May 31, 1995.

4.11. PROCEEDINGS AND DOCUMENTS.

            All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

5.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE PARENT.

            The Parent, with respect to itself and its Subsidiaries, and the Company, with respect to itself and its Subsidiaries, represent and warrant to you that:

5.1.  ORGANIZATION; POWER AND AUTHORITY.

            Each of the Company and the Parent is a corporation duly organized and validly existing, and in good standing in the case of the Company, under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation, and in good standing in the case of the Company, in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Company and the Parent has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement, the Other Agreements and the other documents to be executed and delivered by such party as contemplated by this Agreement and the Other Agreements (including without limitation the Notes in the case of the Company) and to perform the provisions hereof and thereof.

5.2.  AUTHORIZATION, ETC.

            This Agreement and the Other Agreements have been duly authorized by all necessary corporate action on the part of the Company and the Parent, and this Agreement constitutes a legal, valid and binding obligation of the Company and the Parent enforceable against the Company and the Parent in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.3.  DISCLOSURE.

            The Company and the Parent, through their agent, CS First Boston Corporation, have delivered to you a copy of a Private Placement Memorandum dated May 1996 (the "MEMORANDUM"), relating to the transactions contemplated hereby. This Agreement, the Memorandum, the documents, certificates or other writings identified in Schedule 5.3 (together with the Memorandum, the "DISCLOSURE DOCUMENTS") and the financial statements listed in Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Memorandum or as expressly described in Schedule 5.3 or in one of the Disclosure Documents or in the financial statements listed in Schedule 5.5, since May 31, 1995, there has been no change in the financial condition, operations, business or properties of the Parent or any of its Subsidiaries that individually or in the aggregate would be reasonably expected to have a Material Adverse Effect.

5.4.  ORGANIZATION AND OWNERSHIP OF SHARES OF SUBSIDIARIES.

            (a) Schedule 5.4 is (except as noted therein) a complete and correct list of the Parent's Subsidiaries as of the date of this Agreement, showing, as to each such Subsidiary, the correct name thereof, the jurisdiction of its organization, whether it is a Subsidiary Guarantor and the percentage of shares of each class of its share capital or similar equity interests outstanding owned by the Parent and each other Subsidiary.

            (b) All of the outstanding share capital or similar equity interests of each Material Subsidiary shown in Schedule 5.4 as being owned by the Parent and the Subsidiaries have been validly issued and are fully paid and nonassessable and are owned by the Parent or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

            (c) Each Subsidiary identified in Schedule 5.4 (other than the Company) is a corporation or other legal entity duly organized and validly existing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact, in each case other than as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Subsidiary Guarantor has the corporate or other power and authority to execute and deliver and perform its obligations under its respective Subsidiary Guarantee. No Subsidiary is a guarantor under the Existing Bank Credit Facility other than Subsidiaries identified as Subsidiary Guarantors in Schedule 5.4.

5.5.  FINANCIAL STATEMENTS.

            The Company and the Parent have delivered to you copies of the financial statements listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the financial position of the entities covered thereby as at the end of the periods therein presented and of the results of such entities' operations and cash flows for such periods and have been prepared in accordance with GAAP (United States GAAP in the case of the Company) consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

5.6.  COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC.

            The execution, delivery and performance by the Company of this Agreement and the Notes, by the Parent of this Agreement and by the Subsidiary Guarantors of their respective Subsidiary Guarantees do not and will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Parent, the Company or any other Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter, memorandum and articles of association, regulations or by-laws, or any other Material agreement or instrument to which the Parent, the Company or any other Subsidiary is a party or by which the Parent, the Company or any other Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to the Parent, the Company or any other Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Parent, the Company or any other Subsidiary.

5.7.  GOVERNMENTAL AUTHORIZATIONS, ETC.

            No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority by the Company, the Parent or any Subsidiary is required in connection with the execution, delivery or performance by the Company or the Parent of this Agreement or by the Company of the Notes, except for information filings with the Securities and Exchange Commission under the Exchange Act and with the London Stock Exchange.

5.8.  LITIGATION; OBSERVANCE OF STATUTES AND ORDERS.

            (a) There are no actions, suits or proceedings pending or, to the knowledge of the Company or the Parent, threatened against or affecting the Company, the Parent or any Subsidiary or any property of the Company, the Parent or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would be reasonably expected to have a Material Adverse Effect.

            (b) Neither the Company, the Parent nor any Subsidiary is in default under any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, would be reasonably expected to have a Material Adverse Effect.

5.9.  TAXES.

            Each of the Company, the Parent and the Subsidiaries has filed or caused to be filed all tax returns which, to the best knowledge of the Company and the Parent, are required to be filed and has paid all taxes shown to be due and payable on such returns or on any assessments made against it or any of its property by a Governmental Authority (other than any amount the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company, the Parent or any Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP) to the extent that failure so to file or pay would be reasonably expected to have a Material Adverse Effect.

5.10. TITLE TO PROPERTY; LEASES.

            The Company, the Parent and the Subsidiaries have good and sufficient title to their respective Material properties, including all such properties reflected in the most recent audited balance sheets listed in Parts I and II of Schedule 5.5 or purported to have been acquired by the Company, the Parent or any Subsidiary (or any predecessor thereof) after the date of such balance sheets (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens not permitted by this Agreement without equally and ratably securing the Notes, except for those defects in title and Liens that, individually or in the aggregate, would not have a Material Adverse Effect. All Material leases are valid and subsisting and are in full force and effect in all Material respects.

5.11. LICENSES, PERMITS, ETC.

            The Company, the Parent and the Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, proprietary software, trademarks and trade names, or rights thereto, that are Material, without known conflict with the rights of others, except for those conflicts that, individually or in the aggregate, would not have a Material Adverse Effect.

5.12. COMPLIANCE WITH ERISA AND SIMILAR LAWS.

            (a) The Company, the Parent and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and would not reasonably be expected to result in a Material Adverse Effect. Neither the Company, the Parent nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and, to the best knowledge of the Company and the Parent, no event, transaction or condition has occurred or exists that would reasonably be expected to result in the incurrence of any such liability by the Company, the Parent or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company, the Parent or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

            (b) The present value of the aggregate benefit liabilities under each of the Plans, determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities determined at such time. The term "benefit liabilities" has the meaning specified in section 4001 of ERISA and the terms "current value" and "present value" have the meaning specified in section 3 of ERISA.

            (c) The Company, the Parent and their respective ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

            (d) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any non-exempt transaction that is subject to the prohibitions of section 406(a) of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company and the Parent in the first sentence of this
Section 5.12(d) is made in reliance upon and subject to the accuracy of your representation in Section 6.2 as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by you (and, with respect to any transferee of the Notes, the accuracy of the representation deemed to have been made by such transferee pursuant to Section 14.2).

            (e) All Foreign Plans have been established, operated, administered and maintained in compliance with all laws, regulations and orders applicable thereto, except where failure so to comply would not be reasonably expected to have a Material Adverse Effect. All premiums, contributions and any other amounts required by applicable Foreign Plan documents or applicable laws to be paid or accrued by the Company, the Parent and the Subsidiaries have been paid or accrued as required, except where failure so to pay or accrue would not be reasonably expected to have a Material Adverse Effect.

5.13. PRIVATE OFFERING BY THE COMPANY.

            Neither the Company, the Parent nor anyone authorized by them to act on their behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than you, the Other Purchasers and not more than 51 other institutional investors, each of which has been offered the Notes at a private sale for investment. Neither the Company, the Parent nor anyone authorized by them to act on their behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.

5.14. USE OF PROCEEDS; MARGIN REGULATIONS.

            The Company will apply the proceeds of the sale of the Notes for the repayment of existing Indebtedness and for other general corporate purposes. The existing Indebtedness which will be repaid with the proceeds of the sale of the Notes is owed to the lenders set forth in Schedule 5.15. No part of the proceeds from the sale of the Notes hereunder will be used, and no part of the proceeds of such existing Indebtedness was used, in violation of Regulation G or X of the Board of Governors of the Federal

Reserve System (12 CFR 207 and 224). The arrangement by any Person subject to Regulation T of the Board of Governors of the Federal Reserve System (12 CFR
220) of the credit to be extended to the Company under this Agreement and the Other Agreements does not and will not constitute a violation of said Regulation. Margin stock does not constitute more than 10% of the value of the consolidated assets of the Group, and neither the Company nor the Parent has any present intention that margin stock will constitute more than 10% of the value of such assets. As used in this Section, the terms "MARGIN STOCK" shall have the meaning assigned to it in said Regulation G.

5.15. EXISTING INDEBTEDNESS.

            Except as described therein, Schedule 5.15 sets forth a complete and correct list of each item of Indebtedness of the Company, the Parent and the Subsidiaries (excluding Indebtedness owing by one member of the Group to another) outstanding or providing for lending commitments in a principal amount in excess of $10,000,000 (or its equivalent in any other currency) as of June 17, 1996. To the best knowledge of the Company and the Parent, neither the Company, the Parent nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company, the Parent or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company, the Parent or any Subsidiary the outstanding principal amount of which exceeds $1,000,000 (or its equivalent in any other currency) that would permit (or that with the giving of notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

5.16. FOREIGN ASSETS CONTROL REGULATIONS, ETC.

            Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

5.17. STATUS UNDER CERTAIN STATUTES.

            Neither the Company, the Parent nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce Act, as amended, or the Federal Power Act, as amended.

5.18. ENVIRONMENTAL MATTERS.

            The Company, the Parent and the Subsidiaries conduct their respective business operations in compliance with all applicable Environmental Laws except where the failure so to comply would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. Neither the Company, the Parent nor any of the Subsidiaries has given, has any obligation to give or has received any notice or claim or communication regarding any past, present, planned or threatened treatment, storage, disposal, presence, release or spill of any contaminant at, on, under or from any of its respective real properties, including without limitation any notice pursuant to any Environmental Law, except where any of the foregoing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

5.19. PRIORITY OF OBLIGATIONS.

            The obligations of the Company under the Notes, the obligations of the Parent under the Parent Guarantee, and the obligations of each Subsidiary Guarantor under its Subsidiary Guarantee, in each case when issued, will rank at least pari passu with all other unsecured, unsubordinated Indebtedness of the Company, the Parent and such Subsidiary Guarantor, respectively.

6.    REPRESENTATIONS OF THE PURCHASER.

6.1.  PURCHASE FOR INVESTMENT.

            You represent that (a) pursuant to an investment decision made by you, you are purchasing the Notes to be purchased by you at the Closing for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds on whose behalf you have the authority to act and make the representations contained in this Section 6 for the purpose of investment and not with a view to the transfer or distribution thereof or of any part thereof or of any interest therein, provided that the disposition of your or their property shall at all times be within your or their control and (b) you are an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act. You understand that the Notes have not been registered under the Securities Act and may be resold only in accordance with the provisions of Section 14.2 and only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

            You represent and agree that you will not, directly or indirectly, offer or sell any Notes in the United Kingdom or distribute or publish in the United Kingdom any offering circular, prospectus, form of application, advertisement or other document or information in connection with an offer, sale or other distribution of the Notes except under circumstances that will, to the best of your knowledge and belief, result in compliance with any applicable laws and regulations in the United Kingdom and all offers and sales of Notes by you will be made on the same terms.

6.2.  SOURCE OF FUNDS.

            You represent that at least one of the following statements is an accurate representation as to each source of funds (a "SOURCE") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

            (a) the Source is an "insurance company general account", as such term is defined in Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995), and the purchase of the Notes by you is eligible for, and satisfies the requirements of, the exemption provided in Section I of PTE 95-60 as in effect as of the date of this Agreement; or

            (b) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

            (c) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company or the Parent and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (c); or

            (d)   the Source is a governmental plan; or

            (e) the Source is one or more employee benefit plans, or a separate account or trust fund comprising one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (e); or

            (f) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms "EMPLOYEE BENEFIT PLAN", "GOVERNMENTAL PLAN" and "SEPARATE ACCOUNT" shall have the respective meanings assigned to such terms in section 3 of ERISA and, in the case of employee benefit plans, shall be limited to plans which are subject to Title I of ERISA or Section 4975 of the Code.

7.    INFORMATION AS TO COMPANY.

7.1.  FINANCIAL AND BUSINESS INFORMATION.

            The Company or the Parent shall deliver to each holder of Notes that is an Institutional Investor:

            (a) Interim Statements -- within 90 days after the end of the first six-month period in each financial year of the Parent, duplicate copies of

                        (i) a summarized unaudited Group balance sheet as at the end of such period, and

                        (ii) a summarized unaudited profit and loss account and, if published in the interim statements, cash flow statement of the Group for such period,

      setting forth in each case in comparative form the figures for the corresponding periods in the previous financial year, all in reasonable detail, prepared in accordance with the requirements of the London Stock Exchange Limited (the "LONDON STOCK EXCHANGE") applicable to half-yearly reports and to financial statements generally and certified by a Senior Financial Officer of the Parent as fairly presenting, in all material respects, the financial position of the entities being reported on and their results of operations and, if applicable, cash flows, subject to changes resulting from year-end adjustments;

            (b) Annual Statements -- within 180 days after the end of each financial year of the Parent, duplicate copies of,

                        (i) consolidated Group balance sheet as at the end of such year, and

                        (ii) a consolidated profit and loss account, cash flow statement and reconciliation of movements in stockholders' funds of the Group for such year,

      setting forth in each case in comparative form the figures for the previous financial year, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent chartered accountants of recognized national standing in the United Kingdom, which opinion shall state that such financial statements present a true and fair view of the state of affairs of the Group as of the end of such financial year and of the profit and loss of the Group for such financial year and have been properly prepared in accordance with the Companies Act of 1985 (or if such opinion contains any qualification as to such matters, such opinion shall specify and quantify in reasonable detail the reasons for and extent of such qualification) and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards in the United Kingdom;

            (c) Other Reports -- promptly upon their becoming available, one copy of (i) each financial statement (other than those referred to in clause (a) or (b) above), report, notice or proxy statement sent by the Parent or any Subsidiary to public securities holders generally and each Material document filed by the Parent with the London Stock Exchange and thereafter generally available to the public, except in each case where such delivery may be reasonably expected to cause the Company, the Parent or any member of the Group to be subject to the registration requirements of any United States federal or state securities laws and the Company or the Parent shall have caused to be delivered to each Institutional Investor holder of a Note an opinion of counsel reasonably satisfactory to the Required Holders to such effect; and (ii) each regular or periodic report, each registration statement that shall have become effective (without exhibits except as expressly requested by such holder), and each final prospectus filed by the Company, the Parent or any Subsidiary with the Securities and Exchange Commission;

            (d) Notice of Default -- promptly, and in any event within five days after a Responsible Officer of the Company or the Parent becoming aware of the existence of any Default or Event of Default, a written notice specifying the nature and period of existence thereof and what action the Company or the Parent is taking or proposes to take with respect thereto;

            (e) ERISA Matters -- promptly, and in any event within 30 days after a Responsible Officer of the Company or the Parent becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Parent or an ERISA Affiliate proposes to take with respect thereto:

                        (i) with respect to any Plan, any Reportable Event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which the 30-day reporting requirement under such regulations has not been waived pursuant to such regulations as in effect on the date hereof (any notice given pursuant to this clause (i) to be accompanied by a copy of the notice of such Reportable Event given to the PBGC); or

                        (ii) the taking by the PBGC of steps to institute proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company, the Parent or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

                        (iii) any event, transaction or condition that could
            result in the incurrence of any liability by the Company, the Parent or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company, the Parent or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, would reasonably be expected to have a Material Adverse Effect; and

            (f) Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of any member of the Group or relating to the ability of the Company to perform its obligations hereunder and under the Notes, the ability of the Parent to perform its obligations hereunder or the ability of any Subsidiary Guarantor which is a Material Subsidiary to perform its respective obligations under its respective Subsidiary Guarantee, in each case as from time to time may be reasonably requested by any such holder of Notes.

7.2.  OFFICER'S CERTIFICATE.

            Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) for periods ending after the date of the Closing shall be accompanied by a certificate of a Responsible Officer of the Parent setting forth:

            (a) Covenant Compliance -- whether the Company and the Parent were in compliance with the requirements of Sections 10.1 through 10.4, inclusive, during the period covered by the statements then being furnished (including relevant supporting detail sufficient to demonstrate such compliance); and

            (b) Event of Default -- a statement that such Officer has reviewed the relevant terms hereof and has made all reasonable inquiries and that, based on such review and inquiries, to the best of the knowledge, information and belief of such Officer, no such condition or event that constitutes a Default or an Event of Default exists or, if any such condition or event existed during the period covered by the statements being furnished or exists, a description of the nature and period of existence thereof and what action the Parent or the Company shall have taken or proposes to take with respect thereto.

7.3.  INSPECTION.

            The Company and the Parent shall permit the representatives of each holder of Notes that is an Institutional Investor:

            (a) No Default -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Parent, to visit the principal executive office of the Parent, to discuss the affairs, finances and accounts of the Parent and its Subsidiaries with the Responsible Officers of the Parent, and, with the consent of the Parent (which consent will not be unreasonably withheld) to visit the other offices and properties of the Parent and each Subsidiary, all at such reasonable times and as often as may be reasonably requested; and

            (b) Default -- if a Default or an Event of Default then exists, at the expense of the Company and the Parent to visit and inspect any of the offices or properties of the Parent or any Subsidiary, subject to obligations of confidentiality set forth in Section 21, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent chartered accountants (and by this provision the Company and the Parent authorize said accountants to discuss the affairs, finances and accounts of the Company, the Parent and the Subsidiaries), all at such times and as often as may be reasonably requested, in each case to the extent that the Company, the Parent or any such Subsidiary is not prohibited from revealing any such material pursuant to any obligation of confidentiality in relation to such material owed by the Company, the Parent or such Subsidiary to any third party (any such prohibition to be demonstrated to the reasonable satisfaction of the Required Holders).

8.    PREPAYMENT OF THE NOTES.

            In addition to the payment of the entire unpaid principal amount of the Notes of each series at the final maturity thereof, the Company may make optional prepayments in respect of the Notes, and under certain circumstances may offer to prepay Notes, all as hereinafter provided.

8.1. OPTIONAL PREPAYMENTS WITH MAKE-WHOLE AMOUNT.

            The Company may, at its option, upon notice as provided in Section 8.2, prepay at any time all, or from time to time any part of, the Notes at the principal amount so prepaid, plus accrued interest with respect to such principal amount being prepaid to the date of such prepayment, plus the Make-Whole Amount for the Notes of each series determined for the prepayment date with respect to such principal amount.

8.2.  NOTICE OF PREPAYMENTS.

            The Company will give each holder of Notes written notice of any prepayment under Section 8.1 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify the date fixed for such prepayment (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer of the Company or the Parent as to the estimated Make-Whole Amount for the Notes of each series due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computations. Two Business Days prior to such prepayment, the Company shall deliver to the holder of each Note being prepaid a certificate of a Senior Financial Officer of the Company or the Parent specifying the calculation of the Make-Whole Amount for the Notes of each series as of the specified prepayment date. Nothing herein shall preclude any holder of a Note of either series from objecting to any such calculation of the Make-Whole Amount with respect to the Notes of such series.

8.3.  ALLOCATION OF PARTIAL PREPAYMENTS.

            In the case of each partial prepayment of the Notes pursuant to
Section 8.1, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

8.4.  MATURITY; SURRENDER, ETC.

            In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and canceled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

8.5.  PURCHASE OF NOTES.

            Neither the Company nor the Parent will, nor will they permit any Affiliate to, purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes or (b) pursuant to an offer to purchase made by the Company, the Parent or an Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions (except for such difference in the offering price that reflects differences in interest rates and maturities of the Notes of the respective series). Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 20 Business Days. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

8.6.  MAKE-WHOLE AMOUNT.

            The term "MAKE-WHOLE AMOUNT" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

            "CALLED PRINCIPAL" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.1 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

            "DISCOUNTED VALUE" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a semiannual discount factor equal to the Reinvestment Yield with respect to such Called Principal.

            "REINVESTMENT YIELD" means, with respect to the Called Principal of any Note, 0.25% over the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Telerate Access Service (or such other display as may replace Page 678 on Telerate Access Service) for actively traded U.S. Treasury securities having a maturity equal to the maturity of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release
      H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the maturity of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the maturity closest to and greater than the maturity of such Called Principal and (2) the actively traded U.S. Treasury security with the maturity closest to and less than the maturity of such Called Principal.

            "REMAINING SCHEDULED PAYMENTS" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.1 or 12.1.

            "SETTLEMENT DATE" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to
      Section 8.1 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

9.    AFFIRMATIVE COVENANTS.

            The Parent, with respect to itself and its Subsidiaries, and the Company, with respect to itself and its Subsidiaries, covenant that so long as any of the Notes are outstanding:

9.1.  COMPLIANCE WITH LAW.

            The Company and the Parent will and will cause each of the Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

9.2.  INSURANCE.

            The Company and the Parent will and will cause each of the Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

9.3.  MAINTENANCE OF PROPERTIES.

            The Company and the Parent will and will cause each of the Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company, the Parent or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if the Parent has concluded that such discontinuance is desirable in the conduct of its business and that such discontinuance would not have, individually or in the aggregate, a Material Adverse Effect.

9.4.  PAYMENT OF TAXES.

            The Company and the Parent will and will cause each of the Subsidiaries to file all tax returns which, to the best knowledge of the Company or the Parent, are required to be filed and to pay all taxes shown to be due and payable on such returns or on any assessments made against it or any of its property by a Governmental Authority (other than any amount the validity of which is at the time being contested in good faith by appropriate proceedings and with respect to which the Company, the Parent or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP) to the extent that failure to comply with this Section 9.4 would reasonably be expected to have a Material Adverse Effect.

9.5.  CORPORATE EXISTENCE, ETC.

            Each of the Company and the Parent will at all times preserve and keep in full force and effect its corporate existence. Subject to Sections 10.4 and 10.5, the Company and the Parent will at all times preserve and keep in full force and effect the corporate existence of each of the Subsidiaries (unless merged into the Company, the Parent or a Subsidiary) and all rights and franchises of the Company, the Parent and the Subsidiaries unless, in the good faith judgment of the Parent, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise would not have, individually or in the aggregate, a Material Adverse Effect. The Company will at all times remain a Subsidiary of the Parent.

9.6.  ENVIRONMENTAL MATTERS.

            The Company and the Parent will: (i) conduct, and cause each of the Subsidiaries to conduct, its business in compliance with all Environmental Laws applicable to it except where the failure so to comply would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (ii) take, and cause each of the Subsidiaries to take, appropriate action to respond to any non-compliance with Environmental Laws, except where the failure so to take would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

9.7.  ERISA COMPLIANCE.

            Neither the Company, the Parent nor any Subsidiary will incur any liability for an accumulated funding deficiency under Section 412 of the Code or
Section 302 of ERISA, or any liability under Title IV of ERISA that would reasonably be expected to have a Material Adverse Effect, other than current liabilities for premium payments to the PBGC.

9.8.  ADDITIONAL SUBSIDIARY GUARANTEES; RELEASE OF SUBSIDIARY GUARANTEES, ETC.

            (a) If after the date of the Closing any Subsidiary that has not theretofore executed and delivered a Subsidiary Guarantee shall guarantee or become a direct obligor under the Existing Bank Credit Facility or any other credit facility, loan agreement, credit agreement or other agreement in respect of Indebtedness of the Parent or the Company (a "NEW CREDIT FACILITY"), prior to or concurrently with the incurrence (as guarantor or direct obligor) of any Indebtedness under the Existing Bank Credit Facility or under such New Credit Facility, as applicable, the Parent will cause such Subsidiary to execute and deliver a Subsidiary Guarantee in the form hereinabove recited and will furnish each holder of the Notes with (i) a counterpart of such executed Subsidiary Guarantee and (ii) an opinion of counsel reasonably satisfactory to the Required Holders (which opinion shall be reasonably satisfactory to the Required Holders and may be subject to customary exceptions, qualifications and limitations under the circumstances) to the effect that such Subsidiary Guarantee has been duly authorized, executed and delivered by such Subsidiary and is valid, binding and enforceable in accordance with its terms, provided that a Subsidiary which shall guarantee or become a direct obligor under the Existing Bank Credit Facility shall not be required to execute and deliver a Subsidiary Guarantee if the execution, delivery or performance by such Subsidiary of a Subsidiary Guarantee would not be permitted under applicable law (and the Parent will in such event cause to be delivered to each holder of a Note (x) an opinion of counsel reasonably satisfactory to the Required Holders to such effect and (y) a certificate of a Senior Financial Officer of the Parent setting forth the information (including detailed calculations) required in order to establish that the Company could have incurred at least $1 of secured Indebtedness pursuant to Section 10.1(f) after giving effect to such Subsidiary becoming a guarantor or direct obligor under the Existing Bank Credit Facility). In addition, the Parent may, in its sole discretion, cause any other Subsidiary to execute and deliver a Subsidiary Guarantee in the form hereinabove recited and will furnish each holder of the Notes with a counterpart of such executed Subsidiary Guarantee (accompanied by an opinion of counsel as described in the preceding sentence).

            (b) The Parent will cause each Subsidiary Guarantee to remain in full force and effect at all times after the execution and delivery thereof. Any Subsidiary Guarantor the majority of the Voting Shares of which is being disposed of in any Asset Sale in accordance with the provisions of Section 10.4 and any other Subsidiary Guarantor (other than any guarantor of or direct obligor under the Existing Bank Credit Facility or any New Credit Facility at the time) shall, at the Parent's request, be discharged from all of its obligations and liabilities under its Subsidiary Guarantee by the Required Holders entering into a release in form and substance reasonably satisfactory to the Parent, and you and each other holder of a Note, by acceptance of such Note, agree to enter into such a reasonably satisfactory release promptly upon request, except that this sentence shall not apply (i) if before and immediately after giving effect to such release a Default or an Event of Default shall have occurred and be continuing, (ii) to a Subsidiary if any amount is then due and payable under its Subsidiary Guarantee or (iii) to a Subsidiary which at the time is a guarantor of any other Indebtedness of the Parent or the Company that is not also concurrently being released.

10.   NEGATIVE COVENANTS.

            The Company and the Parent, with respect to itself and its Subsidiaries, and the Company, with respect to itself and its Subsidiaries, covenant that so long as any of the Notes are outstanding:

10.1. LIENS.

            The Company and the Parent will not and will not permit any Subsidiary to create, assume or incur any Lien upon or with respect to any of its respective property or assets, whether now owned or hereafter acquired, provided that nothing in this Section 10.1 shall prohibit

            (a) Liens existing on the date of the Closing (which, in the case of Liens securing Indebtedness, are set forth in Schedule 5.15);

            (b) Liens in respect of property acquired or constructed by the Company, the Parent or a Subsidiary after the date of the Closing, which are created at the time of or within 180 days after acquisition or completion of construction of such property to secure Indebtedness assumed or incurred to finance all or any part of the purchase price or cost of construction of such property, provided that

                        (i) no such Lien shall extend to or cover any other property of the Company, the Parent or such Subsidiary, as the case may be, and

                        (ii) the aggregate principal amount of Indebtedness secured by all such Liens in respect of any such property shall not exceed the cost of such property and any improvements then being financed;

            (c) Liens in respect of property acquired by the Company, the Parent or a Subsidiary after the date of the Closing, existing on such property at the time of acquisition thereof (and not created in anticipation thereof), or in the case of any Person that after the date of the Closing becomes a Subsidiary or is consolidated with or merged with or into the Company, the Parent or a Subsidiary or sells, leases or otherwise disposes of all or substantially all of its property to the Company, the Parent or a Subsidiary, Liens existing at the time such Person becomes a Subsidiary or is so consolidated or merged or effects such sale, lease or other disposition of property (and not created in anticipation thereof), provided that in any such case no such Lien shall extend to or cover any other property of the Company, the Parent or such Subsidiary, as the case may be;

            (d) Liens relating to any extension, renewal or replacement of any Lien described in clauses (a) through (c) above, provided that the principal amount of Indebtedness secured by any such Lien is not increased beyond the principal amount secured by the Lien being extended, renewed or replaced, together with any accrued interest and fees and expenses with respect thereto, and such Lien does not extend to or cover any property other than the property covered by such Lien immediately prior to such extension, renewal or replacement;

            (e)   Permitted Liens;

            (f) Liens which would not otherwise be permitted by clauses (a) through (e) above, securing Indebtedness of the Company, the Parent or a Subsidiary, provided that after giving effect thereto the sum (without duplication) on a consolidated basis of (i) the aggregate unpaid principal amount of Indebtedness of the Group secured by Liens permitted by this
      Section 10.1(f) plus (ii) the aggregate unpaid principal amount of Indebtedness of all Subsidiaries (other than Indebtedness owing to the Parent or a Wholly-Owned Subsidiary, Indebtedness owing by the Company or a Subsidiary which at the time is a Subsidiary Guarantor and Indebtedness with respect to Subsidiary Guarantees) plus (ii) the aggregate Attributable Debt in connection with all sale and leaseback transactions of the Group permitted by Section 10.2(a)), does not exceed 10% of Adjusted Net Worth; and

            (g) Liens which would not otherwise be permitted by clauses (a) through (f) above, securing senior Indebtedness of the Parent or the Company, provided that concurrently with the creation of any such other Lien, the Parent or the Company, as the case may be, shall have made effective provision (pursuant to documentation, including without limitation a legal opinion, in form and substance reasonably satisfactory to the Required Holders) whereby the Notes or the Guaranteed Obligations, as the case may be, shall be secured by such Lien equally and ratably with or prior to any and all such other senior Indebtedness to be secured thereby.

            For purposes of this Section 10.1, any Lien existing in respect of property at the time such property is acquired or in respect of property of a Person at the time such Person is acquired, consolidated or merged with or into the Company, the Parent or a Subsidiary or becomes a Subsidiary shall be deemed to have been created at that time.

10.2. SALE AND LEASEBACK TRANSACTIONS.

            The Company and the Parent will not and will not permit any Subsidiary to lease, transfer or otherwise dispose of (collectively, a "TRANSFER") any asset on terms whereby the asset owned at the time of such transfer (and not acquired in anticipation of such transfer) is then or thereafter leased by the Company, the Parent or a Subsidiary (as lessee) for a period in excess of three years, unless either

            (a) immediately after giving effect to such transaction and the incurrence of Attributable Debt in respect thereof, the sum (without duplication) on a consolidated basis of (i) the aggregate Attributable Debt in connection with all sale and leaseback transactions of the Group permitted by this Section 10.2(a) plus (ii) the aggregate unpaid principal amount of Indebtedness of the Group secured by Liens permitted by Section 10.1(f) plus (iii) the aggregate unpaid principal amount of Indebtedness of all Subsidiaries (other than Indebtedness owing to the Company, the Parent or a Wholly-Owned Subsidiary, Indebtedness owing by the Company or a Subsidiary which at the time is a Subsidiary Guarantor and Indebtedness with respect to Subsidiary Guarantees), does not exceed 10% of Adjusted Net Worth, or

            (b) the net proceeds realized from the transfer are applied by the Company, the Parent or a Subsidiary, as the case may be, within 180 days after the effective date of such transfer (i) to reinvest in any property or assets for use in the business of the Group, or (ii) to repay senior Indebtedness of the Company, the Parent or a Subsidiary Guarantor other than Indebtedness owed to the Company, the Parent or any Subsidiary (any such repayment of Notes to be made pursuant to Section 8.1).

10.3. MAINTENANCE OF CERTAIN FINANCIAL CONDITIONS.

            The Company and the Parent will not at any time permit

            (a)   Consolidated Net Debt to exceed 60% of Adjusted Net Worth, or

            (b)   Consolidated Net Worth to be less than L1,350,000,000.

10.4. ASSET SALES.

            The Company and the Parent will not and will not permit any Subsidiary to make any sale, transfer, lease (as lessor), loan or other disposition of any property or assets (an "ASSET SALE") other than

            (a)   Asset Sales in the ordinary course of business;

            (b) Asset Sales by the Company or the Parent to one another or to a Subsidiary Guarantor or by a Subsidiary to the Company, the Parent or a Wholly-Owned Subsidiary, provided that in each case immediately before and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, and

            (c) other Asset Sales, provided that the aggregate net book value of property or assets disposed of in such Asset Sale and all other Asset Sales by the Group during the immediately preceding 365 days (or, prior to the first anniversary of the date of the Closing, the period from the date of the Closing to the date of such Asset Sale), does not exceed 15% of Consolidated Adjusted Total Assets (as of the last day of the semiannual accounting period ending on or most recently prior to the last day of such 365-day period), provided further that for purposes of clause (c) above there shall be excluded the net book value of property or assets disposed of in an Asset Sale during such 365-day period if and to the extent the net proceeds realized upon such Asset Sale are applied by the Parent or a Subsidiary, as the case may be, within 180 days after the effective date of such Asset Sale (A) to reinvest in any property or assets for use in the business of the Group, or (B) to repay senior Indebtedness of the Company, the Parent or a Subsidiary Guarantor other than Indebtedness owed to the Company, the Parent or any Subsidiary (any such repayment of Notes to be made pursuant to Section 8.1).

10.5. MERGER, CONSOLIDATION, SALE OF ASSETS, ETC.

            Neither the Company nor the Parent shall consolidate with or merge with any other corporation or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any Person unless:

            (a) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all of the assets of the Company or the Parent as an entirety, as the case may be, shall be a solvent corporation organized and existing under the laws of the United Kingdom or the laws of any other European Union Member (other than Greece) or the United States or any State thereof (including the District of Columbia), and such corporation (if not the Company or the Parent) shall have (i) executed and delivered to each holder of any

      Notes or Guaranteed Obligations, as applicable, its assumption of the due and punctual performance and observance of each applicable covenant and condition of this Agreement, the Other Agreements and the Notes and (ii) caused to be delivered to each holder of a Note an opinion of counsel reasonably satisfactory to the Required Holders to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof, provided that in the case of any such transaction involving the Company, if the surviving corporation is organized or resident outside of the United States for tax purposes, the agreement or instrument evidencing such assumption shall include provisions for tax indemnities with respect to payments under this Agreement, the Other Agreements and the Notes substantially identical to those contained in Section 11.6 with respect to the Guaranteed Obligations, mutatis mutandis; and

            (b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

10.6. TRANSACTIONS WITH AFFILIATES.

            The Company and the Parent will not and will not permit any Subsidiary, directly or indirectly, to enter into any Material transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company, the Parent or a Subsidiary), except pursuant to the reasonable requirements of the Company's, the Parent's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company, the Parent or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

11.   PARENT GUARANTEE.

11.1. GUARANTEE.

            (a) Obligations Guaranteed. The Parent hereby unconditionally and irrevocably guarantees (as primary obligor and not merely as surety) payment in full in the manner specified in this Agreement, the Other Agreements and the Notes of all principal, premium (including without limitation the Make-Whole Amount), if any, interest and other amounts payable by the Company under this Agreement, the Other Agreements and the Notes, as and when such amounts become due and payable (whether at maturity, by prepayment, by acceleration or otherwise) and hereby independently promises to pay each holder of a Note a sum of money equal to all amounts when due under this Agreement, the Other Agreements and the Notes not theretofore irrevocably duly paid by the Company. The obligations guaranteed by the Parent Guarantee are sometimes called the "GUARANTEED OBLIGATIONS".

            (b) Character of Parent Guarantee. The Parent Guarantee constitutes a primary obligation of the Parent and is not a guarantee of collection. Accordingly, the Parent waives any right to require that any action be brought against the Company or any other person or to require that resort be had to any direct or indirect security. Any holder of a Note may, at its option, proceed against the Parent in the first instance to collect money when due, the payment of which is guaranteed hereby, without first proceeding against the Company or any other person and without first resorting to any direct or indirect security or to any other remedies, including, by way of example but not of limitation, any right of setoff at the same or at different times. The liability of the Parent hereunder shall in no way be affected or impaired by any acceptance by any holder of a Note of any direct or indirect security for, or other guarantees of, any indebtedness, liability or obligation of the Company, or by any failure, delay, neglect or omission by such holder to realize upon or protect any such indebtedness, liability or obligation, or any direct or indirect security therefor or by any approval, consent, waiver, or other action taken, or omitted to be taken by any holder of a Note.

            (c) Particular Agreements by Parent. The Parent hereby agrees that any holder of a Note from time to time, before or after any default by the Company may, without in any manner affecting the liability of the Parent, to the full extent permitted by law and upon such terms and conditions as such holder may deem advisable: (i) extend in whole or in part (by renewal or otherwise), modify, change, compromise or release any indebtedness, liability or obligation of the Company or of any other person secondarily or otherwise liable for any indebtedness, liability or obligation of the Company, or waive any default with respect thereto, or agree with the Company to the modification, amendment or change of any provision of this Agreement, the Other Agreements or the Notes or grant waivers and consents under this Agreement, the Other Agreements or the Notes, in each case in accordance with the provisions thereof; (ii) sell, release, surrender, modify, impair, exchange, substitute or extend the duration or the time for the performance or payment of any and all property and rights of any nature and from whomsoever received, held by, or on behalf of, such holder as direct or indirect security for the payment or performance of any indebtedness, liability or obligation of the Company, or of any other person secondarily or otherwise liable for any indebtedness, liability or obligation of the Company; and (iii) settle, adjust or compromise any claim of such holder against the Company or any other person secondarily or otherwise liable for any indebtedness, liability or obligation of the Company. Subject to the rights of the Parent under Section 18.1, the Parent hereby ratifies and confirms any such extension, renewal, change, release, sale, waiver, surrender, exchange, modification, amendment, impairment, substitution, settlement, adjustment or compromise and agrees that the same shall be binding upon the Parent, and hereby waives any and all defenses, counterclaims or offsets which the Parent might or could have by reason thereof, it being understood that the Parent shall at all times be bound by the Parent Guarantee and so remain liable to each holder of a Note hereunder.

            (d) Waiver by the Parent. The Parent hereby waives: (i) notice of acceptance of the Parent Guarantee by any holder of a Note or of the creation, renewal or accrual of any liability of the Company, present or future, or of the reliance of any holder of a Note upon the Parent Guarantee (it being understood that every indebtedness, liability and obligation of the Company to a holder of a Note created pursuant to this Agreement, the Other Agreements or the Notes shall conclusively be presumed to have been created, contracted or incurred in reliance upon the execution of the Parent Guarantee); (ii) demand of payment by any holder of a Note to the Company or any other persons indebted in any manner for any of the indebtedness, liability or obligations hereby guaranteed; (iii) presentment for payment by a holder of a Note or any other person of any instrument of the Company or any other person, protest thereof, and notice of its dishonor to any party hereto and to the Parent; and (iv) any other defense, offset or counterclaim available to the Company or the Parent.

11.2. CHARACTER OF OBLIGATIONS OF THE PARENT.

            (a) Irrevocability. The obligations of the Parent under the Parent Guarantee are irrevocable, absolute, unconditional and continuing under any and all circumstances (to the fullest extent permitted by law) and no such obligation shall be to any extent or in any way discharged, impaired or otherwise affected, except by performance in full thereof or by the irrevocable and final satisfaction in full of all obligations guaranteed hereunder.

            (b) No Reduction or Defense. The obligations of the Parent under the Parent Guarantee, and the rights of the holders of Notes to enforce such obligations by any proceedings, whether by action at law, suit in equity or otherwise, shall not, to the full extent permitted by law, be subject to any reduction, limitation, impairment or termination, whether by reason of any claim of any character whatsoever or otherwise, including without limitation claims of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense, setoff, counterclaim, recoupment, discharge or termination whatsoever.

            Without limiting the generality of the foregoing, the obligations of the Parent shall not, to the full extent permitted by law, be discharged or impaired by:

                  (i) any default, failure or delay, willful or otherwise, in the performance of any obligations by the Company or any Subsidiary Guarantor;

                  (ii) any creditors' rights, bankruptcy, receivership, conservatorship, moratorium or other insolvency proceeding of the Company or the Parent or any merger, consolidation, reorganization, rearrangement, dissolution, liquidation or winding up or change in corporate constitution or corporate identity of the Company, the Parent or any Subsidiary Guarantor;

                  (iii) impossibility or illegality of performance on the part of the Company or any Subsidiary Guarantor, under this Agreement, the Other Agreements, the Notes or the Subsidiary Guarantees;

                  (iv) the invalidity, irregularity or unenforceability of the Notes, this Agreement, the other Agreements or the Subsidiary Guarantees or any documents referred to therein or herein;

                  (v) in respect of the Company or the Parent or any Subsidiary Guarantor, any change of circumstances, whether or not foreseen or foreseeable, whether or not imputable to the Company, the Parent or any Subsidiary Guarantor, or other impossibility of performance through fire, explosion, accident, labor disturbance, floods, droughts, embargoes, wars (whether or not declared), civil commotions, acts of

      God or the public enemy, delays or failure of suppliers or carriers, inability to obtain materials or any other causes affecting performance, or any other force majeure, whether or not beyond the control of the Company, the Parent or any Subsidiary Guarantor and whether or not of the kind hereinbefore specified;

                  (vi) any order, judgment, decree, statute, ruling, rule or regulation (whether or not valid) of any court, arbitrator or Governmental Authority or any other action, happening, event or reason whatsoever which shall delay, interfere with, hinder or prevent, or in any way adversely affect, the performance by the Company of any of its obligations under this Agreement, the Other Agreements or the Notes; or

                  (vii) any attachment, claim, demand, charge, lien, order, process, encumbrance or any other happening or event or reason similar or dissimilar to the foregoing, or any withholding or diminution at the source (but only to the extent of the provisions of Section 11.6), by reason of any taxes, assessments, expenses, indebtedness, obligations or liabilities of any character, foreseen or unforeseen, and whether or not valid, incurred by or against any person, corporation or entity, or any claims, demands, charges, liens or encumbrances of any nature, foreseen or unforeseen, incurred by any person, or against any sums payable under the Parent Guarantee, so that such sums would be rendered inadequate or would be unavailable to make the payments herein provided.

            (c) Rescission of Payment. The Parent Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of the principal of, premium, if any, or interest on any of the Notes or any amount guaranteed hereunder is rescinded or must otherwise be restored or returned by any holder of a Note upon the insolvency, bankruptcy or reorganization of the Parent, the Company or any Subsidiary Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar official of or for the Parent, the Company or any Subsidiary Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made.

11.3. AMENDMENTS, ETC.

            The Parent hereby agrees that there can be no agreement or understanding whereby the provisions of the Parent Guarantee can be terminated, affected, varied, waived, amended or modified in any manner, unless the same be set forth and consented to in writing by all of the holders of Notes.

11.4. SUBROGATION.

            The Parent shall not by reason of the performance of the terms and provisions of the Parent Guarantee succeed to or be subrogated to the rights and privileges of any holder of a Note against, or be entitled to any reimbursement from, the Company until each and every indebtedness, liability and obligation of the Company arising directly or indirectly pursuant to this Agreement, the Other Agreements and the Notes shall have been fully paid and discharged.

11.5. NO WAIVER.

            No delay on the part of any holder of a Note in exercising any rights under the Parent Guarantee or failure to exercise the same shall operate as a waiver of such rights; no notice to or demand on the Parent shall be deemed to be a waiver of the obligation of the Parent or of the rights of a holder of a Note to take further action without notice or demand as provided herein.

11.6. GROSS-UP.

            All payments whatsoever under the Parent Guarantee will be made by the Parent free and clear of, and without liability for withholding or deduction for or on account of, any present or future Tax imposed or levied by or on behalf of (i) the United Kingdom or (ii) any jurisdiction other than the United States (or any political subdivision or taxing authority of or in the United States) from or through which any amount is paid by the Parent pursuant to the terms of the Parent Guarantee (hereinafter, a "TAXING JURISDICTION"), unless the withholding or deduction of such Tax is compelled by law. If any deduction or withholding or payment for any tax shall at any time be compelled by law, the Parent will pay such additional amounts as may be necessary in order that the net amounts paid to each holder pursuant to the terms of the Parent Guarantee after such deduction or withholding shall be not less than the amounts then due and payable under the terms of the Parent Guarantee; provided, however, that no payment of any additional amounts shall be required to be made for or on account of:

                  (i) any Tax that would not have been imposed but for the existence of any present or former connections between such holder (or between a shareholder of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership or corporation, or any Person other than the holder to whom the relevant Note or any amount payable thereon is attributable for the purposes of such Tax, assessment or charge) and the Taxing Jurisdiction, other than the mere holding of the relevant Note;

                  (ii) any estate, inheritance, gift, sale, transfer, personal property or similar tax or duty;

                  (iii) any Tax that is payable otherwise than by withholding from payments under the Notes, except that the Parent shall be required to make payments for or on account of any Tax that would have been payable through withholding but which because of a connection between the holder and the Taxing Jurisdiction (or some other special circumstance of the holder) is instead collected by such Taxing Jurisdiction directly from such holder unless such Tax is of a nature that is otherwise not subject to the payment of additional amounts under this Section 11.6;

                  (iv) any Tax that is imposed or withheld by reason of the failure by such holder in the filing of duly completed and executed forms, certificates, documents or returns or other reasonably required evidence (collectively "FORMS"), required to be filed by such holder to avoid or reduce such Tax in due time to secure a direction to be issued by U.K. Inland Revenue to the Parent in respect of the payment in question, provided that no holder of a Note shall be considered to have delayed or failed to file Forms (x) that would require the disclosure of confidential or proprietary tax information, it being agreed that the present version of Form REF FD 13 does not involve any such disclosure, or (y) unless the Parent has requested that such Forms be filed (and has furnished such Forms to such holder) and such holder has had a reasonable period of time (not less than 30 days) to file such Forms, or

                  (v) any combination of clauses (i), (ii), (iii) and (iv) above;

provided further, however, that no such additional amounts shall be payable in respect of any Guaranteed Obligation held by (x) any holder who is a fiduciary or a partnership or a beneficial owner who is other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to such additional amounts had it been the holder of such Guaranteed Obligation, (y) any holder who is not a resident of the United States, to the extent that, had the holder been a resident of the United States and been eligible for the benefits of a double taxation treaty between the United States and such Taxing Jurisdiction, the provisions of a statute, treaty or regulation of such Taxing Jurisdiction would have enabled an exemption to be claimed from the Tax in respect of which an additional amount would otherwise have been payable, or (z) any holder who is resident for tax purposes in the United States of America but who is not eligible for the benefits of the double taxation treaty between the United States of America and the United Kingdom signed on December 31, 1975 in relation to payments of Guaranteed Obligations (but only to the extent the amount of such deduction or withholding exceeds that which would have been required had such holder of a Note been so eligible and made all relevant claims).

            In connection with the transfer of any Note the Parent will furnish the transferee of such Note with copies of all Forms then required. The Parent will also furnish the holders of the Notes, within the period of payment permitted by applicable law, an official receipt, if any, issued by the relevant taxation or other authorities involved for all amounts deducted or withheld as aforesaid.

12.   EVENTS OF DEFAULT.

            An "EVENT OF DEFAULT" shall exist if any of the following conditions or events shall occur and be continuing:

            (a) default in the payment of any principal or Make-Whole Amount, if any. on any Note when the same becomes due and payable whether at maturity or at a date fixed for prepayment or by declaration or otherwise;

            (b) default in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

            (c) default in the performance of or compliance with any term contained in Section 10.5; or

            (d) default in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 12) and such default is not remedied within 30 days (15 days in the case of any default in the performance of or compliance with any term contained in Section 10.1 or 10.3) after the earlier of (i) a Responsible Officer of either the Company or the Parent obtaining actual knowledge of such default and (ii) the Company or the Parent receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of Section 12); or

            (e) any representation or warranty made by either the Company or the Parent in this Agreement or by or on behalf of either the Company or the Parent or by any officer of either the Company or the Parent in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

            (f) (i) the Company, the Parent or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness for money borrowed that is outstanding in an aggregate principal amount of at least $10,000,000 (or its equivalent in any other currency) beyond any period of grace provided with respect thereto, or
      (ii) the Company, the Parent or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness for money borrowed in an aggregate outstanding principal amount of at least $10,000,000 (or its equivalent in any other currency) or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared, due and payable before its stated maturity or before its regularly scheduled dates of payment; or

            (g) the Company, the Parent or any Material Subsidiary (i) admits in writing its inability to pay its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes a general assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

            (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company, the Parent or any Material

      Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company, the Parent or any Material Subsidiary, or any such petition shall be filed against the Company, the Parent or any Material Subsidiary, and such order shall remain in effect and unstayed for 60 days or such petition shall not be dismissed within 60 days; or

            (i) the Parent Guarantee or a Subsidiary Guarantee of any Subsidiary shall cease to be in full force and effect as an enforceable instrument of the Parent or such Subsidiary, as applicable, or the Parent or any Subsidiary Guarantor (or any Person at its authorized direction or on its behalf) shall assert that the Parent Guarantee or any Subsidiary Guarantee is unenforceable in any material respect; or

            (j) a final judgment or judgments for the payment of money aggregating in excess of $10,000,000 (or its equivalent in any other currency) are rendered against one or more of the Company, the Parent and the Subsidiaries, which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay.

13.   REMEDIES ON DEFAULT, ETC.

13.1. ACCELERATION.

            (a) If an Event of Default with respect to the Company described in paragraph (g) or (h) of Section 12 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

            (b) If any other Event of Default has occurred and is continuing, the holder or holders of at least a majority in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

            (c)   If any Event of Default described in paragraph (a) or (b) of
Section 12 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

            Upon any Notes becoming due and payable under this Section 13.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon and (y) the applicable Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

13.2. OTHER REMEDIES.

            If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 13.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

13.3. RESCISSION.

            At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 13.1, the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the applicable Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 18, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section
13.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

13.4. NO WAIVERS OR ELECTION OF REMEDIES, ETC.

            No course of dealing and no delay on the part of any holder of any
Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

            Without limiting the obligations of the Company under Section 16, the Company agrees to pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 13, including without limitation reasonable attorneys' fees, expenses and disbursements.

14.   REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

14.1. REGISTRATION OF NOTES.

            The Company shall keep at its office in the United States or at the principal office of a bank or trust company in the United States, in either case as may be notified from time to time by the Company to the holders of the Notes, a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and neither the Company nor the Parent shall be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor, promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

14.2. TRANSFER AND EXCHANGE OF NOTES.

            Upon surrender of any Note at the office maintained by the Company pursuant to Section 14.1 for the registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), within five Business Days thereafter the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, of the same series and in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $500,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $500,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made (a) the representations and agreements set forth in Section 6.1, and (b) the representation set forth in
Section 6.2(a), (d) or (f) (unless in lieu of being deemed to have made such representation, such transferee shall provide reasonable assurances to the

Company that its acquisition and holding of such Note shall not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code).

14.3. REPLACEMENT OF NOTES.

            Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

            (a) in the case of loss, theft or destruction, of an indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note that is an Institutional Investor with a minimum net worth of at least $50,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

            (b) in the case of mutilation, upon surrender and cancellation thereof,

within five Business Days thereafter the Company at its own expense shall execute and deliver, in lieu thereof, a new Note of the same series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

15.   PAYMENTS ON NOTES.

15.1. PLACE OF PAYMENT.

            Subject to Section 15.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in The City of New York, at the principal office of Citibank, N.A. in such jurisdiction. The Company may at any time thereafter, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either a principal office of the Company or the Parent in the United States or a principal office of a bank or trust company in the United States.

15.2. HOME OFFICE PAYMENT.

            So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section 15.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at the office maintained by the Company pursuant to Section 14.1 for the registration of transfer or exchange or at the place of payment most recently designated by the Company pursuant to Section
15.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 14.2. The Company will afford the benefits of this Section
15.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this Section 15.2.

16.   EXPENSES, ETC.

16.1. TRANSACTION EXPENSES.

            Whether or not the issue and sale of the Notes contemplated hereby are consummated, the Company agrees to pay all costs and expenses (including reasonable attorneys' fees of your special counsel referred to in Section 4.4) incurred by you and each Other Purchaser or holder of a Note in connection with such issue and sale and all costs and expenses (including reasonable attorneys' fees of your special counsel and, if reasonably required, local or other counsel) incurred by you and each Other Purchaser or holder of a Note in connection with any amendments, waivers or consents requested by the Company or the Parent under or in respect of this Agreement, the Notes or any Subsidiary Guarantee (whether or not such amendment, waiver or consent becomes effective). In addition, the Company agrees to pay (a) the reasonable costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Notes or any Subsidiary Guarantee or in responding to any subpoena or other legal process issued in connection with this Agreement, the Notes or any Subsidiary Guarantee, or by reason of being a holder of any Note, and (b) the reasonable costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company, the Parent or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company agrees to pay, and to save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders retained by either the Company, the Parent or any other member of the Group in connection with the transactions contemplated hereby. The holders of Notes shall retain a single legal counsel in each relevant jurisdiction to assist them, provided that if any holder or any group of holders in good faith determines that its interests differ from those of the other holders, then such holder or group shall be entitled to retain separate counsel at the expense of the Company.

            In furtherance of the foregoing, on the date of the Closing the Company will pay or cause to be paid the reasonable fees and disbursements (including estimated unposted disbursements as of the date of the Closing) of your special counsel which are reflected in the statements of such counsel submitted to the Company at least one Business Day prior to the date of the Closing. The Company will also pay, promptly upon receipt of supplemental statements therefor, reasonable additional fees, if any, and disbursements of such counsel in connection with the transactions hereby contemplated (including disbursements unposted as of the date of the Closing to the extent such disbursements exceed estimated disbursements paid as aforesaid).

16.2. SURVIVAL.

            The obligations of the Company under this Section 16 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

17.   SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

            All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you pursuant to the terms of this Agreement of any Note or portion thereof and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note.

            All statements contained in any certificate or other instrument delivered by or on behalf of either the Company or the Parent pursuant to this Agreement shall be deemed representations and warranties of such party under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you on the one hand and the Company and the Parent on the other hand and supersede all prior agreements and understandings relating to the subject matter hereof.

18.   AMENDMENT AND WAIVER.

18.1. REQUIREMENTS.

            This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of each of the Company and the Parent and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 22 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding, (i) subject to the provisions of Section 13 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes of either series, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of
Section 8, 12(a), 12(b), 13, 18 or 21.

18.2. SOLICITATION OF HOLDERS OF NOTES.

            (a) Solicitation. The Company and the Parent will provide each holder of the Notes (irrespective of the amount or series of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company and the Parent will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 18 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

            (b) Payment. Neither Company nor the Parent will directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes or any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

18.3. BINDING EFFECT, ETC.

            Any amendment or waiver consented to as provided in this Section 18 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon each Company and the Parent without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the Parent on the one hand and the holder of any Note on the other hand nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "THIS AGREEMENT" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

18.4. NOTES HELD BY THE COMPANY OR THE PARENT, ETC.

            Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company, the Parent or any of their Affiliates shall be deemed not to be outstanding.

19.   NOTICES.

            All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (charges prepaid). Any such notice must be sent:

                  (i) if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company and the Parent in writing,

                  (ii) if to any other holder of any Note., to such holder at such address as such other holder shall have specified to the Company and the Parent in writing, or

                  (iii) if to the Parent, (A) at Farnell House, Sandbeck Way, Wetherby, West Yorkshire L522 4DH (telecopy: 01937-580070), to the attention of Group Treasurer, or at such other address as the Parent shall have specified to the holder of each Note in writing, or (B) to the office or agent in the United States that the Parent shall maintain for the receipt of notices, presentations and demands in respect of this Agreement and the Notes, and shall notify in writing each holder of any change in location of such office or agent, which agent initially shall be the Company, located at the address set forth in clause (iv) below,

                  (iv) if to the Company, to the Company at 4500 Euclid Avenue, Cleveland, Ohio 44101 (telecopy: (216) 391-0155), to the attention of Vice President and Treasurer, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 19 will be deemed given only when actually received.

20.   REPRODUCTION OF DOCUMENTS.

            This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. Each of the Company and the Parent agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This
Section 20 shall not prohibit the Company, the Parent or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

21.   CONFIDENTIAL INFORMATION.

            For the purposes of this Section 21, "CONFIDENTIAL INFORMATION" means information delivered to you by or on behalf of the Company, the Parent or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Company, the Parent or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the Company, the Parent or any Subsidiary or (d) constitutes financial statements delivered to you under Section 7.1 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential Information to (i) your directors, officers, trustees, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 21, (iii) any other holder of any Note, (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 21), (v) any Person from which you offer to purchase any security of the Company or the Parent (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 21), (vi) any federal or state regulatory authority having jurisdiction over you, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 21 as though it were a party to this Agreement. On reasonable request by the Company or the Parent in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with such party embodying the provisions of this Section 21.

22.   SUBSTITUTION OF PURCHASER.

            You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company and the Parent, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section 22), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company and the Parent of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this Section 22), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

23.   MISCELLANEOUS.

23.1. SUCCESSORS AND ASSIGNS.

            All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

23.2. PAYMENTS DUE ON NON-BUSINESS DAYS.

            Anything in this Agreement or the Notes to the contrary notwithstanding (but without limiting the requirement in Section 8.2 that notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), any payment of principal of or Make-whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day, except for interest in respect of any principal then being paid or prepaid (which interest shall accrue to, but not including, such following Business Day).

23.3. SEVERABILITY.

            Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

23.4. CONSTRUCTION.

            Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

23.5. COUNTERPARTS.

            This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

23.6. GOVERNING LAW.

            This Agreement and the Notes shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York, excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

23.7. CONSENT TO JURISDICTION; SERVICE OF PROCESS; JUDGMENT CURRENCY; WAIVER OF JURY TRIAL.

            (a) Each of the Company and the Parent irrevocably submits to the non-exclusive in personam jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent it may effectively do so under applicable law, each of the Company and the Parent irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the in personam jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

            (b) Each of the Company and the Parent agrees, to the fullest extent it may effectively do so under applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in paragraph (a) of this Section 23.7 brought in any such court shall be conclusive and binding upon such party, subject to rights of appeal and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which such party is or may be subject) by a suit upon such judgment.

            (c) Each of the Company and the Parent consents to process being served in any suit, action or proceeding of the nature referred to in paragraph
(a) of this Section 23.7 by
mailing a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the address of such party specified in Section 19 or at such other address of which you shall then have been notified pursuant to said Section. Each of the Company and the Parent agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the full extent permitted by law, be taken and held to be valid personal service upon and personal delivery to such party. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

            (d) Nothing in this Section 23.7 shall affect the right of any holder of Notes to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against either the Company or the Parent in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

            (e) Any payment on account of an amount that is payable hereunder or under the Notes by either the Company or the Parent in Dollars which is made to or for the account of any holder of Notes in Sterling, or in the lawful currency of any other country, whether as a result of any judgment or order or the enforcement thereof or the realization of any security or the liquidation of such party, shall constitute a discharge of such party's obligation under this Agreement or the Notes only to the extent of the amount of Dollars which such holder could purchase in the London foreign exchange markets with the amount of Sterling, or other currency, as the case may be, in accordance with normal banking procedures at the rate of exchange prevailing on the Business Day following receipt of the payment first referred to above. If the amount of Dollars that could be so purchased is less than the amount of Dollars originally due to such holder, the Company and the Parent jointly and severally agree, to the full extent permitted by law, to indemnify and save harmless such holder from and against all loss or damage arising out of or as a result of such deficiency. This indemnity shall, to the fullest extent permitted by law, constitute an obligation separate and independent from the other obligations contained in this Agreement and the Notes, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by such holder from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or the Notes or under any judgment or order.

            (f) Each of the Company and the Parent waives trial by jury in any action brought on or with respect to this Agreement, the Other Agreements, the Notes or any other document executed in connection herewith or therewith.

                                    * * * * *

            If you are in agreement with the foregoing, please sign the form of agreement in the space below provided herein or on the accompanying counterpart of this Agreement and return the same to the Company and the Parent, whereupon the foregoing shall become a binding agreement between you on the one hand and the Company and the Parent on the other hand.

                                                Very truly yours,

                                                PREMIER FARNELL CORP.

                                                By /s/ Andrew Fisher
                                                   _____________________________
                                                   Title: Group Finance Director

                                                PREMIER FARNELL PLC

                                                By /s/ Authorized Signatory
                                                   _____________________________

                                                   Title:

The foregoing is hereby agreed to as of the date thereof.

[PURCHASER]

By /s/ Authorized Signatory
   ____________________________
   Title:

                                                                      SCHEDULE A

                                  DEFINED TERMS

            As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

            "ADJUSTED NET WORTH" means, at any date, Consolidated Net Worth adjusted so that (i) paragraphs (a) and (b) of the definition of Consolidated Net Worth are restated to show the Dollar value of acquisition goodwill translated into Sterling at the rate of exchange prevailing on such date and
(ii) the exchange differences specified in paragraph (d) of such definition are not excluded.

            "AFFILIATE" means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Parent.

            "ATTRIBUTABLE DEBT" means, as to any particular lease relating to a sale and leaseback transaction, the total amount of rent (discounted in accordance with generally accepted financial practice from the respective due dates thereof at the interest rate implicit in such lease) required to be paid by the lessee under such lease during the remaining term thereof. The amount of rent required to be paid under any such lease for any such period shall be (a) the total amount of the rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, utilities, operating and labor costs and similar charges plus (b) without duplication, any guaranteed residual value in respect of such lease to the extent such guarantee would be included in indebtedness in accordance with GAAP.

            "BUSINESS DAY" means (a) for the purposes of Section 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in The City of New York are required or authorized to be closed, (b) for the purposes of Section 23.7(e) any day other than a Saturday, a Sunday, or a day on which commercial banks in London, England are required by law to close or are customarily closed, and (c) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in The City of New York or London, England are required by law to close or are customarily closed.

            "CAPITAL LEASE" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

            "CAPITALIZED LEASE OBLIGATIONS" means with respect to any Person, all outstanding obligations of such Person in respect of Capital Leases, taken at the capitalized amount thereof accounted for as indebtedness in accordance with GAAP.

            "CLOSING" is defined in Section 3.

            "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

            "COMPANY" means Premier Farnell Corp., a Delaware corporation, until a successor Person shall have become such pursuant to the applicable provisions of this Agreement, and thereafter "COMPANY" shall mean such successor Person.

            "CONFIDENTIAL INFORMATION" is defined in Section 21.

            " CONSOLIDATED ADJUSTED TOTAL ASSETS" means, at any date, Consolidated Total Assets plus goodwill arising or having arisen on business combinations viewed as acquisitions and written off against retained earnings.

            "CONSOLIDATED NET DEBT" means, at any date, (a) Indebtedness of the Group, determined on a consolidated basis in accordance with GAAP, less (b) the aggregate amount of the cash balances at bank and in hand, short-term deposits and other cash equivalents, excluding cash subject to set-off rights other than cash subject to set-off rights with respect to Indebtedness of any member of the Group.

            "CONSOLIDATED NET WORTH" means, at any date, the aggregate amount of the paid up share capital of the Parent including amounts standing to the credit of the share premium account and any capital redemption reserves plus or minus the aggregate amount standing in the Group's other capital and revenue reserves (on a consolidated basis):

            (a) adding back any diminution due to the writing off or amortization of acquisition goodwill or the debiting of acquisition goodwill to any reserve;

            (b) deducting any amounts attributable to any intangible asset included as an asset in the consolidated balance sheet of the Group (excluding amounts attributable to acquisition goodwill, customer lists and trade marks or similar property);

            (c) excluding any capital accounts or reserves derived from any writing up of book value of any assets (other than by reason of a bona fide revaluation) of any of the members of the Group above historic cost less accumulated depreciation or amortization expense arising at any time after the consummation of the Merger;

            (d) excluding exchange differences arising after January 28, 1996 on consolidation and accounted for through reserves in accordance with GAAP; and

            (e) adding back any finance or issue costs arising from the Merger in accordance with GAAP to the extent that they have been written off or amortized against capital or revenue reserves.

            "CONSOLIDATED TOTAL ASSETS" means, at any date, the book value of the assets of the Group, determined on a consolidated basis in accordance with GAAP by reference to the Group's financial statements.

            "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Shares, by contract or otherwise.

            "DEFAULT" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

            "DEFAULT RATE" means that rate of interest that is the greater of
(i) 9.34% per annum in the case of the Series A Notes or 9.51% in the case of the Series B Notes, and (ii) 2% over the rate of interest publicly announced by Citibank, N.A. in The City of New York as its "base" or "prime" rate.

            "DISCLOSURE DOCUMENTS" is defined in Section 5.3.

            "DOLLARS" and "$" means lawful money of the United States.

            "ENVIRONMENTAL LAWS" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

            "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company or the Parent under section 414(b), (c), (m) or (o) of the Code.

            "EUROPEAN UNION MEMBER" shall mean any of Austria, Belgium, Denmark, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, The Netherlands, Portugal, the Republic of Ireland, Spain, Sweden and the United Kingdom.

            "EVENT OF DEFAULT" is defined in Section 12.

            "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time.

            "EXISTING BANK CREDIT FACILITY" means the Credit Agreement dated January 23, 1996 among the Company and the Parent, as Issuers, certain Subsidiaries, as Guarantors,

NatWest Markets, Acquisition Finance, as Arranger, and National Westminster Bank, plc, as Bank and as Agent, as supplemented, amended or restated from time to time.

            "FOREIGN PLAN" means each plan that is maintained, sponsored or otherwise contributed to by the Company, the Parent or any Subsidiary and that provides retirement or welfare benefits and is maintained outside the United States primarily for the benefit of individuals substantially all of whom are "nonresident aliens", as defined in Section 7701(b) of the Code.

            "GAAP" means generally accepted accounting principles from time to time in the applicable jurisdiction. Unless the context otherwise requires, all references to "GAAP" shall be deemed to mean GAAP in the United Kingdom.

            "GOVERNMENTAL AUTHORITY" means

            (a)   the government of

                  (i) the United States of America or the United Kingdom or any political subdivision of either, or

                  (ii) any jurisdiction in which the Company, the Parent or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company, the Parent or any Subsidiary, or

            (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

            "GROUP" means the Company, the Parent and the Subsidiaries taken as a whole.

            "GUARANTEE" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such
Person:

            (a) to purchase such Indebtedness or obligation or any property constituting security therefor;

            (b) to advance or supply funds (i) for the purchase or payment of such Indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation;

            (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of any other Person to make payment of the Indebtedness or obligation; or

            (d) otherwise to assure the owner of such Indebtedness or obligation against loss in respect thereof.

            In any computation of the Indebtedness or other liabilities of the obligor under any Guarantee, the Indebtedness or other obligations that are the subject of such Guarantee shall be assumed to be direct obligations of such obligor.

            "GUARANTEED OBLIGATIONS" is defined in Section 11.1.

            "HOLDER" means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to
Section 14.1.

            "INDEBTEDNESS" with respect to any Person means, at any time, without duplication

            (a)   its liabilities for money borrowed by whatever means;

            (b)   the outstanding amount of

                  (i) any acceptance under any acceptance credit facility opened by a bank or other financial institution in favor of such Person; or

                  (ii) moneys raised by such Person by the factoring of receivables (otherwise than on a non-recourse basis) to the extent required to be disclosed as a liability in accordance with Financial Reporting Exposure Draft 4;

            (c)   its Capitalized Lease Obligations;

            (d) its liabilities under any interest rate swap or currency exchange transaction, forward foreign exchange transaction, cap, collar or option transaction or any other transaction entered into in connection with the management of risks relating to any of the items comprised in Indebtedness calculated, where appropriate, by the replacement cost method (obtained by "marking to market");

            (e) its liabilities for the deferred purchase price of any property or assets (other than property and assets acquired on normal commercial terms in the ordinary course of business) where the deferral is arranged primarily as a method of finance;

            (f) its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for money borrowed);

            (g) its liabilities for any other transaction having the commercial effect of a borrowing entered into by such Person to finance its operations or capital requirements, but excluding, for the avoidance of doubt, any liabilities attributable to normal trade credit or unearned advance or progress payments or payments on account of goods or services to be supplied; and

            (h) any Guarantee of such Person with respect to liabilities of a type described in any of clauses (a) through (g) above.

            "INSTITUTIONAL INVESTOR" means (a) any original purchaser of a Note,
(b) any holder of a Note holding more than 1% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

            "LIEN" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance (including without limitation any of the foregoing resulting from a sale or other disposition of receivables), or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

            "LONDON STOCK EXCHANGE" is defined in Section 7.1(a).

            "MAKE-WHOLE AMOUNT" is defined in Section 8.6.

            "MATERIAL" means material in relation to the business, operations, affairs, financial condition, assets or properties of the Group taken as a whole.

            "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Group taken as a whole, or (b) the ability of the Company and the Parent to perform their obligations under this Agreement and the Notes or (c) the validity or enforceability of this Agreement, the Notes or any Subsidiary Guarantee.

            "MATERIAL SUBSIDIARY" means, at any date, a Subsidiary (a) which, together with its Subsidiaries, produced 5% or more of consolidated turnover and profit of the Group for the financial year then most recently ended or (b) the assets of which, together with the assets of its Subsidiaries, represented 5% or more of the Consolidated Total Assets as of the last day of such financial year.

            "MEMORANDUM" is defined in Section 5.3.

            "MERGER" means the merger effected on April 11, 1996 of Premier Industrial Corporation, an Ohio corporation, into the Company (previously known as FAC Delaware Corp.).

            "MULTIEMPLOYER PLAN" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

            "NEW CREDIT FACILITY" is defined in Section 9.8(a).

            "NOTES" is defined in Section 1.1.

            "OFFICER'S CERTIFICATE" means, with respect to either the Company or the Parent, a certificate of a Senior Financial Officer of such party or of any other officer of such party whose responsibilities extend to the subject matter of such certificate.

            "OTHER AGREEMENTS" is defined in Section 2.

            "OTHER PURCHASERS" is defined in Section 2.

            "PARENT" means Premier Farnell PLC, a public limited company organized under the laws of England and Wales, until a successor Person shall have become such pursuant to the applicable provisions of this Agreement, and thereafter "PARENT" shall mean such successor Person.

            "PARENT GUARANTEE" is defined in Section 1.2.

            "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

            "PERMITTED LIENS" means

            (a) Liens arising solely by operation of law (or by an agreement evidencing the same) in the ordinary course of the Group's business in respect of Indebtedness which either (i) has been due for less than 30 days or (ii) is being contested in good faith by appropriate proceedings;

            (b) pledges of goods, the related documents of title and/or other related documents arising or created in the ordinary course of the Group's business as security only for Indebtedness to a bank or financial institution directly relating to the goods or documents on or over which that pledge exists;

            (c) any conditional sale or title retention under or pursuant to any contract for the purchase of goods or services in the normal course of trading; and

            (d) Liens arising in connection with any operating account cash management or netting arrangements made between a financial institution and any member of the Group.

            "PERSON" means an individual, partnership, corporation, limited liability company, public limited company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

            "PLAN" means an "employee pension benefit plan" (as defined in section 3(2) of ERISA) (other than a Multiemployer Plan) subject to Title IV of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company, the Parent or any ERISA Affiliate or with respect to which the Company, the Parent or any ERISA Affiliate may have any liability.

            "PROPERTY" or "PROPERTIES" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, inchoate or otherwise.

            "QPAM EXEMPTION" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

            "REQUIRED HOLDERS" means, at any time, the holders of at least 66 2/3% in principal amount of the Notes at the time outstanding.

            "RESPONSIBLE OFFICER" means, with respect to either the Company or the Parent, any Senior Financial Officer of such party and any other officer of such party with responsibility for the administration of the relevant portion of this Agreement.

            "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

            "SENIOR FINANCIAL OFFICER" means, with respect to either the Company or the Parent, the president, chief financial officer, principal accounting officer or treasurer of such party.

            "SERIES A NOTES" is defined in Section 1.1.

            "SERIES B NOTES" is defined in Section 1.1.

            "STERLING" or "L" means lawful money of the United Kingdom.

            "SUBSIDIARY" means, as to any Person, any corporation or other business entity at least a majority of the combined voting power of all Voting Shares of which is owned or Controlled by such Person. Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Parent.

            "SUBSIDIARY GUARANTEE" is defined in Section 1.2.

            "SUBSIDIARY GUARANTOR" is defined in Section 1.2.

            "TAX" means any tax (whether income, documentary, sales, stamp, registration, issue, capital, property, excise or otherwise), duty, levy, impost, fee, compulsory loan, charge or withholding.

            "TAXING JURISDICTION" is defined in Section 11.6.

            "VOTING SHARES" means share capital of any class or classes of a corporation having power under ordinary circumstances to vote for the election of members of the board of directors of such corporation, or persons performing similar functions (irrespective of whether at the time shares of any class or classes shall have or might have special voting power or rights by reason of the happening of any contingency).

            "WHOLLY-OWNED SUBSIDIARY" means, at any time, any Subsidiary at least 95% of the combined voting power of all Voting Shares of which is owned or Controlled by the Parent.

                                                                  EXHIBIT 1.1(a)

                             [FORM OF SERIES A NOTE]

                              PREMIER FARNELL CORP.

                7.34% GUARANTEED SENIOR NOTE, SERIES A, DUE 2003

No. [______]                                                  New York, New York
$[_________]                                                              [Date]
PPN 74052* AA 0

            FOR VALUE RECEIVED, the undersigned, Premier Farnell Corp. (herein called the "COMPANY"), a Delaware corporation, hereby promises to pay to [__________________], or registered assigns, the principal sum of [__________________] DOLLARS on June 17, 2003, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 7.34% per annum from the date hereof, payable semiannually, on the 17th day of June and December in each year, commencing with the June 17 or December 17 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 9.34% and (ii) 2% over the rate of interest publicly announced by Citibank, N.A. from time to time in The City of New York as its "base" or "prime" rate.

            Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Citibank, N.A. in The City of New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

            This Note is one of a series of Senior Notes (herein called the "NOTES") issued pursuant to separate Note Purchase Agreements, dated as of June 17, 1996 (as from time to time amended, the "NOTE PURCHASE AGREEMENTS"), between the Company and Premier Farnell PLC, a public limited company organized under the laws of England and Wales, and the respective Purchasers named therein and is entitled to the benefits thereof. This Note is also entitled to the benefits of a certain Parent Guarantee included in the Note Purchase Agreements and certain Subsidiary Guarantees that were executed and delivered pursuant to the Note Purchase Agreements. This Note has not been registered under the Securities Act of 1933, as amended, and may not be sold or otherwise transferred without such registration or an exemption therefrom being available under the Act and in compliance with any other applicable securities laws. Each holder of this Note that is not one of the Purchasers named in the Note Purchase Agreements, by its acceptance hereof, (i) shall be deemed to have agreed to the confidentiality provisions set forth in Section 21 of the Note Purchase Agreements and (ii) shall be deemed to have made the representations and agreements referred to in Section
14.2 of the Note Purchase Agreements (unless it shall have provided assurances referred to therein).

            This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note of the same series and for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

            This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

            If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

            This Note shall be construed and enforced in accordance with, and shall be governed by, the laws of the State of New York, excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                                PREMIER FARNELL CORP.

                                                By _____________________________
                                                   Title:

                                                                 EXHIBIT 1.1 (b)

                             [FORM OF SERIES B NOTE]

                              PREMIER FARNELL CORP.

                7.51% GUARANTEED SENIOR NOTE, SERIES B, DUE 2006

No. [______]                                                  New York, New York
$[_________]                                                              [Date]
PPN 74052* AB 8

            FOR VALUE RECEIVED, the undersigned, Premier Farnell Corp. (herein called the "COMPANY"), a Delaware corporation, hereby promises to pay to [______________], or registered assigns, the principal sum of [___________________] DOLLARS on June 17, 2006, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 7.51% per annum from the date hereof, payable semiannually, on the 17th day of June and December in each year, commencing with the June 17 or December 17 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 9.51% and (ii) 2% over the rate of interest publicly announced by Citibank, N.A. from time to time in The City of New York as its "base" or "prime" rate.

            Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Citibank, N.A. in The City of New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

            This Note is one of a series of Senior Notes (herein called the "NOTES") issued pursuant to separate Note Purchase Agreements, dated as of June 17, 1996 (as from time to time amended, the "NOTE PURCHASE AGREEMENTS"), between the Company and Premier Farnell PLC, a public limited company organized under the laws of England and Wales, and the respective Purchasers named therein and is entitled to the benefits thereof. This Note is also entitled to the benefits of a certain Parent Guarantee included in the Note Purchase Agreements and certain Subsidiary Guarantees that were executed and delivered pursuant to the Note Purchase Agreements. This Note has not been registered under the Securities Act of 1933, as amended, and may not be sold or otherwise transferred without such registration or an exemption therefrom being available under the Act and in compliance with any other applicable securities laws. Each holder of this Note that is not one of the Purchasers named in the Note Purchase Agreements, by its acceptance hereof, (i) shall be deemed to have agreed to the confidentiality provisions set forth in Section 21 of the Note Purchase Agreements and (ii) shall be deemed to have made the representations and agreements referred to in Section
14.2 of the Note Purchase Agreements (unless it shall have provided assurances referred to therein).

            This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note of the same series and for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

            This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

            If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

            This Note shall be construed and enforced in accordance with, and shall be governed by, the laws of the State of New York, excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                                PREMIER FARNELL CORP.

                                                By _____________________________
                                                   Title:

                                      -2-